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                                                                   EXHIBIT 10.13

                            EQUIPMENT SALE AGREEMENT

        This Equipment Sale Agreement (the "Agreement"), effective June 30, 1999, is entered into by and between AGI Distribution , Inc., dba Acres Gaming, having a place of business at 815 N.W. 9th Street, Corvallis, OR 97330 ("Acres") and Detroit Entertainment, L.L.C. dba MotorCity Casino, having a place of business at 1922 Cass, Detroit, MI 48226 ("Customer").

   BACKGROUND

        Customer desires to engage Acres to provide the Game Hardware Kits (as defined below) for a state of the art networked gaming, bonusing, slot accounting, and player tracking system (the "System") at the MotorCity Casino, located temporarily at 2901 Grand River, Detroit, MI 48201 (the "Casino Location"), and Acres desires to provide Customer with such Game Hardware Kits. Accordingly, the parties agree as follows:

1. DEFINITIONS

- "Game Hardware Kits" means the components necessary to integrate Games into the System, namely, a player tracking card reader, a bonus button, a fluro flasher, a keypad, a VFD display, a location identifier, harness cabling, internal game electronics, and a sufficient number of bank controllers for operation of the System.

- "Games" means the gaming machines, including, but not limited to, slot machines and video poker machines, to be used by Customer at the Casino Location.

2. DELIVERY OF GAME HARDWARE KITS

 Not later than September 1, 1999, Acres will deliver 2628 Game Hardware Kits to Customer and/or such vendors as Customer designates, at such locations as Customer designates. Items shipped by Acres to or for the benefit of Customer will be shipped FOB Casino Location or such other location as is designated by Customer.

3. PRICE AND PAYMENT TERMS

(a) Price. Customer shall pay Acres [Confidential portion omitted and filed separately with the SEC], for a total price of $3,350,700, plus applicable taxes (the "Total Price").

(b) Payment Schedule. Not later than September 20, 1999, Customer shall pay Acres the Total Price.

4. INSTALLATION

Acres shall install or, where applicable, supervise the installation of the Game Hardware Kits in


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good working order, including testing and verifying that they have been successfully installed. Customer and Acres shall cooperate fully with each other with respect to such activities.

5. WARRANTY

ACRES WARRANTS THAT FOR A PERIOD OF TWELVE (12) MONTHS FOLLOWING "GO LIVE", THE GAME HARDWARE KITS PROVIDED HEREUNDER WILL BE FREE FROM DEFECTS AND IN GOOD WORKING ORDER. IN THE EVENT OF A DEFECT, ACRES WILL EXPEDITIOUSLY RESTORE THE APPLICABLE GAME HARDWARE KITS TO GOOD WORKING CONDITION BY ADJUSTMENT, REPAIR OR REPLACEMENT, AT ACRES' OPTION. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. SUPPLEMENTAL REMEDIES

In the event that any of the Game Hardware Kits supplied pursuant to this Agreement do not substantially conform to specifications or representations set forth in this Agreement, are not suitable for use at the Casino Location, or are not timely delivered, installed or tested, in addition to other rights and remedies available to Customer at law or equity, Customer may elect to: (1) receive a refund of the payment for said Game Hardware Kit(s) provided Customer returns the applicable Game Hardware Kit(s) to Acres or (2) retain said Game Hardware Kit(s) and have Acres procure and provide suitable alternative Game Hardware Kit(s).

7. LIMITATION OF LIABILITY

In no event shall Acres' liability for Customer's damages under this Agreement exceed the Total Price.

8. TITLE

Title to each Game Hardware Kit shall vest in Customer upon receipt by Customer or its designated vendor, as applicable, of the applicable Game Hardware Kit.

9. INDEMNITY

(a) Acres at its own expense will defend, indemnify and hold Customer harmless in any action brought against Customer to the extent that it is based on a claim that any one or more of the Game Hardware Kits or any component(s) thereof infringe(s) any patents, copyrights, licenses or other property rights, provided that Acres is promptly notified in writing of such claim. Acres shall have the right to control the defense of all such claims, lawsuits and other proceedings. In no event shall Customer settle any such claim, lawsuit or proceeding without Acres' prior written approval.


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(b) If, as a result of any claim of infringement against any patent, copyright, license or other property right, Acres or Customer are enjoined from using any one or more of the Game Hardware Kits or any component(s) thereof, or if Acres believes that any one or more of the Game Hardware Kits or any component(s) thereof are likely to become the subject of a claim of infringement, Acres at its option and expense may procure the right for Customer to continue to use the applicable Game Hardware Kits or component(s) thereof or replace or modify same with components of equal quality and function so that they are non-infringing. The foregoing Subsections (a) and (b) state the entire liability of Acres with respect to infringement of any license, property rights, copyrights or patents by the Game Hardware Kits or any component(s) thereof.

(c) Acres will defend, indemnify and hold Customer harmless from and against any claims, demands, liability(ies) or judgments resulting from a malfunction of any one or more of the Game Hardware Kits or any component(s) thereof because of design or manufacturing defects, or otherwise attributable to Acres' acts or omissions. Customer will defend, indemnify and hold Acres harmless from and against any claims, demands, liability(ies) or judgments resulting from Customer's breach of this Agreement, negligence in operation of the Game Hardware Kits or any component(s) thereof, or otherwise attributable to Customer's acts or omissions.

10. GENERAL PROVISIONS

(a) Force Majeure. Neither party shall be responsible for any failure to perform or delay in performing any of its obligations hereunder where and to the extent that such failure or delay results from a force majeure event, meaning: strike, boycott, lockout or other labor trouble; storm, fire, earthquake or other Act of God; riot, civil disturbance, or any act of war or of the public enemy; shortage, unavailability or disruption in the supply of electrical or other utility service; or any other cause or contingency beyond the control of the applicable party, but only during such time as such party is unable due to a specified reason herein to perform its obligations hereunder. Licensing delays shall not be considered a force majeure event.

(b) Attorneys' Fees. If either party brings any legal action or other proceeding for breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

(c) Divisibility. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision is held to be unenforceable, in whole or in part, such provision shall be ineffective to the extent of the prohibition or unenforceability without invalidating or having any other adverse effect upon any other provision of this Agreement.

(d) Licensing. Acres warrants that it holds all requisite licenses, permits and/or approvals required for it to perform all of its obligations hereunder and shall comply with all applicable codes, laws, ordinances, approvals, rules and regulations. Acres understands and acknowledges that this Agreement, at Customer's discretion, may be subject to Acres and its principals being found suitable by Customer's Compliance Committee. Notwithstanding any other provision in this Agreement to the contrary, Customer may terminate this Agreement without further


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obligation or liability to Acres if, in the judgment of Customer's Compliance
Committee, the relationship with Acres or Acres' principals could negatively impact Customer's business or the business of Mandalay Resort Group or any of its subsidiaries or affiliates.

(e) Addendum. For additional terms and conditions, see the Addendum attached hereto and incorporated herein by this reference. In the event of any inconsistency between this Agreement and the Addendum, the Addendum shall control.

(f) Entire Agreement. This Agreement, including the Addendum, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. No extension, modification or amendment of this Agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

(g) Counterparts/facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single Agreement. Each party may rely upon the facsimile signature of the other.

The parties hereto have duly executed this Agreement the 16th day of September, 1999.

AGI DISTRIBUTION, INC.                      DETROIT ENTERTAINMENT, L.L.C.

By: ___________________________             By: ______________________________

Title: ________________________             Title: ___________________________


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                                    ADDENDUM

           1. This Agreement is subject to review by the Michigan Gaming Control Board ("Board") for compliance with the Michigan Gaming Control and Revenue Act, MCL 432.201, et. seq., as amended, supplemented, or construed, and the rules, regulations and orders promulgated pursuant thereto, plus other such requirements, if any, as are imposed by the Board (collectively, the "MGCB Requirements"). Because the Board currently requires inclusion of the following language in every contract that Detroit Entertainment signs, the following language, to the extent applicable, is made a part of the Agreement (with the term "contract" referring to the Agreement, the terms "Applicant" and "Licensee" referring to Detroit Entertainment, and the term "Contractor" referring to Vendor):

               (a) Upon execution of this contract and in accordance with the Michigan Gaming Control and Revenue Act ("Act") MCL 432.201, et. seq., and the rules promulgated pursuant thereto ("Rules", as well as Michigan Gaming Control Board ("Board") orders and regulations, the Contractor shall cooperate with the Applicant or Licensee and its designees and provide information on an as needed basis, directly or, if so directed by the Applicant or Licensee, through the Applicant or Licensee to representatives of the Board regarding this contract and its implementation. In addition, the Contractor shall allow the Board or its representatives on an as needed basis, to inspect the books and records of the Contractor regarding this contract.

               (b) The Contractor and any and all subcontractors shall adhere to and comply with the following:

                      (i) The Act and the Rules, orders and regulations of the Board issued and to be issued thereunder, as may hereafter be amended, supplemented or construed. The Contractor further acknowledges that the Act imposes and will continue to impose requirements upon the Contractor, and any and all subcontractors, and the Applicant or Licensee, and may call for the submission and approval of this contract by the Board or its designees.

                      (ii) Any and all requirements imposed upon each of them by the Act and the Board, including, but not limited to, any licensing, notification, disclosure, or registration requirements imposed thereby. The Contractor and all subcontractors shall assist the Applicant or Licensee in complying with any requirements imposed on the Applicant or Licensee by the Act or Board by reason of the project or work contemplated hereunder.

                      (iii) All applicable federal, state, county, city, local or other statues, ordinances, rules and regulations and other laws including, but not limited to, the aforesaid statutes and administrative rules and regulations.

               (c) The Contractor shall supervise and oversee compliance with the requirements of the Act by the Contractor and by each of the Contractor's associates, employees, consultants and all persons, contractors, subcontractors and any other consultants and engineers retained by the Contractor in connection with the Project (as defined below). The Contractor shall prepare such reports as shall be required by the Board.

               (d) The Contractor shall qualify to do business and obtain such license, identification number, registration and other permits as may be required for the performance of the services required to be performed by the Contractor under this contract.

               (e) This contract shall be subject to review by the Board for compliance with the Act and Rules and is subject to termination if so ordered by said Board. If the Board should disapprove of or order termination of this contract by reason of finding that the Contractor or any person associated with the Contractor, or any of their affiliated companies, is unsuitable or is otherwise prohibited from doing business with Applicants or Licensees, neither the Applicant or Licensee, nor any of its members, partners, shareholders, officers, directors, or employees, shall be liable in any way to the Contractor by reason of such disapproval or termination.


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               (f) If the Board should disapprove of or order termination of this contract by reason of finding that the Applicant or Licensee or any person associated with the Applicant or Licensee or any of their affiliated companies, is unsuitable or is otherwise prohibited from doing business with Applicants or Licensee, said parties shall not be liable in any way for any consequences, losses or damage suffered or incurred by the Contractor by reason of such disapproval or termination.

               (g) Detroit Entertainment is entitled to terminate this contract if the Board determines that this contract does not comply with the Act or the MGCB Requirements.

           2. Detroit Entertainment is also required by agreement with the City of Detroit to include in its contracts certain other provisions. Accordingly, to the extent applicable, Vendor further agrees as follows:

               (a) Vendor agrees to use its best efforts in a manner consistent with City of Detroit Executive Order 4 to purchase at least 30% of goods, services and supplies purchased for this Project (as defined below) from vendors who meet the definition of "Detroit-Based Businesses", "Detroit Resident Businesses", "Small Business Concerns", "Minority Owned Businesses" and "Women Owned Businesses" at the time the contract is awarded. Further, Vendor agrees to work to achieve higher participation, if possible. Vendor agrees that it will maintain appropriate records and will require each of its subcontractors to maintain appropriate records to permit confirmation of compliance with the provisions of this paragraph.

               (b) Vendor and its subcontractors shall comply with all licensing requirements established by the City of Detroit, the County of Wayne and the State of Michigan including, but not limited to, the licensing requirements established by the Act and the Rules. In furtherance thereof, Vendor expressly acknowledges that the ability of Vendor and its subcontractors to obtain licensure in Michigan is contingent upon such parties' key persons (as those terms are defined under applicable Michigan law, rules and regulations) meeting applicable licensing standards and otherwise complying with all applicable laws, rules, regulations and restrictions. Vendor shall do all things necessary (including complying with any licensing, notification, disclosure or registration requirements) and shall cooperate in all respects to allow compliance with the applicable laws, rules, regulations and restrictions.

               (c) Vendor agrees to perform its services in a manner which is consistent with and in full compliance with the terms and conditions of the March 12, 1998 Development Agreement entered into by and among the City of Detroit, The Economic Development Corporation of the City of Detroit and Detroit Entertainment, as amended from time to time. In furtherance thereof, Vendor agrees to include in all of its contracts relating to Detroit Entertainment's business ("Project") a provision requiring its subcontractors to perform services in a manner which is consistent with and in full compliance with the terms and conditions of the March 12, 1998 Development Agreement entered into by and among the City of Detroit, The Economic Development Corporation of the City of Detroit and Detroit Entertainment, L.L.C., as amended from time to time.


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               (d) In the event that any provision of this Agreement is
               determined to be inconsistent with the requirements of the March 12, 1998 Development Agreement entered into by and among the City of Detroit, The Economic Development Corporation of the City of Detroit and Detroit Entertainment, as amended from time to time, the Act, the Rules and/or any other applicable law, rule or regulation, then the provisions of the Development Agreement and/or the applicable law, rule or regulation shall prevail and this Agreement shall be interpreted and enforced accordingly.

               (e) Vendor shall include the following in all of its contracts regarding the Project: In the event that the Board does not approve this contract, where approval is required, and/or requests or requires that this contract be terminated, then this contract shall immediately terminate.

               (f) Vendor expressly acknowledges that this Project is subject to comprehensive statutory, regulatory and contractual requirements. The failure of Vendor and/or any of Vendor's subcontractors to comply with said comprehensive statutory, regulatory and contractual requirements, all of which are hereby expressly incorporated herein as a part hereof as though fully set forth herein, may result in a termination of this Agreement and Vendor acknowledges and agrees to this condition and restriction. All of Vendor's contracts on this Project shall contain a like contract provision which is consistent with the provisions of this paragraph.

               (g) If this Agreement constitutes a construction contract, then the following provisions are included to the extent applicable:

                      (1) Vendor agrees (a) that the rates, wages and fringe benefits that Vendor and its subcontractors pay to each class of employees on this Project shall not be less than the wage and fringe benefit rates prevailing in the City of Detroit as established by the most recent survey by the Michigan Department of Labor for prevailing wages determined under Act 166, P.A. 1965 (Act 166 P.A. 1965, MCLA 408.551 et seq., MSA 17.256(a) et seq.) and (b) to the extent applicable, to comply with the provisions of the Davis-Bacon Act (40 U.S.C. 276a et seq. (1997). In furtherance thereof, Vendor agrees to hire subcontractors (including materials suppliers) who agree (a) to include in their construction contracts an express term that the rates, wages and fringe benefits that the subcontractor and each of its subcontractors pay to each class of employees on this Project shall not be less than the wage and fringe benefit rates prevailing in the City of Detroit as established by the most recent survey by the Michigan Department of Labor for prevailing wages determined under Act 166, P.A. 1965 (Act 166 P.A. 1965, MCLA 408.551 et seq., MSA 17.256(a) et seq.) and, (b) to the extent applicable, to comply with the provisions of the Davis-Bacon Act, 40 U.S.C. 276a et seq. (1997).

                      (2) Vendor agrees to commit to the goal of maximizing, to the greatest extent possible, the number of Detroit resident apprentices who advance to journeyman status by agreeing to, and by requiring Vendor's subcontractor(s) to agree to utilize to the greatest extent possible unions that do or will operate apprentice programs on the Project that are open to all Detroit residents.

                      (3) Vendor agrees to implement an equal opportunity employment plan which is a voluntary plan for the employment, recruitment, training and upgrading of women and minorities which conforms to all applicable laws and which is consistent with Executive Order 22 of the City of Detroit. Vendor agrees to require each of its subcontractor(s) and their subcontractors to implement an equal employment plan consistent with the provisions of this paragraph.

               3. Vendor represents and warrants that all goods furnished hereunder, whether supplied by Vendor or by someone else, will
               (1) be new and of first quality, (2) be free from defects in materials and workmanship, (3) conform to the specifications supplied by Detroit Entertainment, (4) be free from design and specification defects, whether or not manufactured to Vendor's specifications, (5) be fit for the purpose for which intended,
               (6) be of merchantable quality and fit



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               and safe for consumer use, (7) be free and clear of all liens and encumbrances at the time of shipment, (8) be "Y2K Compliant" as described below. For purposes of this Addendum, a device
               (software application, computer hardware, embedded chip, etc.) that is Year 2000 compliant ("Y2K Compliant") accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the 20th and 21st centuries, and the years 1999 and 2000, and accurately performs leap year calculations for the year 2000 and into the 21st century. In addition:

           - The device shall not end operation abnormally or provide invalid or incorrect results as a result of processing date data.

           - No acceptable value for current date shall cause interruptions in normal operations of systems using the device.

           - All manipulations of time-related data (dates, duration, days of week, etc.) shall produce the desired results for all valid date values within the operational date range specified for the device.

           - Date elements in interfaces and data storage for the device shall permit specifying century to eliminate date ambiguity.

           For any date element represented without a century value, the device shall unambiguously determine the correct century for all manipulations involving that element. In addition interface documentation clearly describes how the correct century value is determined.

        The device shall accurately process date/time data with other Year 2000 compliant devices whenever such data is exchanged in accordance with the device's documented interface specification.

AGI DISTRIBUTION, INC.                      DETROIT ENTERTAINMENT, L.L.C.

By: ___________________________             By: ______________________________

Title: ________________________             Title: ___________________________

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